UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2012

CBOE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

Item 5.07               Submission of Matters to a Vote of Security Holders.

On June 14, 2012, CBOE Holdings, Inc. (the “Company) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).

Proposal One

At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors of the Company. Relevant voting information for each person follows:

Director Nominee	Votes For	Withheld	Broker Non- votes
William J. Brodsky	45,782,432	4,090,196	22,052,097
James R. Boris	46,850,979	3,021,649	22,052,097
Mark F. Duffy	46,180,537	3,692,091	22,052,097
Frank E. English, Jr.	46,830,210	3,042,418	22,052,097
Janet P. Froetscher	46,471,795	3,400,833	22,052,097
Jill R. Goodman	46,512,396	3,360,232	22,052,097
Paul Kepes	46,693,233	3,179,395	22,052,097
Duane R. Kullberg	46,628,956	3,243,672	22,052,097
Benjamin R. Londergan	46,915,688	2,956,940	22,052,097
R. Eden Martin	46,717,796	3,154,832	22,052,097
Roderick A. Palmore	46,713,449	3,159,179	22,052,097
Susan M. Phillips	46,688,820	3,183,808	22,052,097
Samuel K. Skinner	43,246,477	6,626,151	22,052,097
Carole E. Stone	46,437,880	3,434,748	22,052,097
Eugene Sunshine	46,472,259	3,400,369	22,052,097

Proposal Two

The proposal for approval, in a non-binding resolution, of the compensation paid to the Company’s named executive officers was approved by a vote of 43,742,667 shares voting for the proposal, 5,512,378 shares voting against the proposal, 617,583 shares abstaining from the vote on the proposal and 22,052,097 broker-non votes.

Proposal Three

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012 was ratified by a vote of 67,303,251 shares voting for the proposal, 3,893,797 shares voting against the proposal and 727,677 shares abstaining from the proposal.

There were no other matters presented for a vote at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: June 15, 2012

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated June 14, 2012.